UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): October 13, 2006
PEDIATRIX MEDICAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Concord Terrace
Sunrise, Florida 33323

(Address of principal executive office)
Registrant’s telephone number, including area code (954) 384-0175
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 13, 2006, Pediatrix Medical Group, Inc. (the “Company”), certain of the Company’s subsidiaries and affiliates (collectively with the Company, the “Borrowers”), Bank of America, N.A. (the “Administrative Agent”), and each of the lenders signatory thereto entered into a Consent to Extension Agreement (the “Consent”). Pursuant to Sections 6.01(b) and 6.02(b) of the Credit Agreement dated as of July 30, 2004 among the Borrowers, the Administrative Agent and each of the lenders signatory thereto as previously amended through the date hereof (the “Credit Agreement”), the Company is required to deliver to the Administrative Agent quarterly financial statements (the “Quarterly Financial Statements”) and a compliance certificate (the “Compliance Certificate”) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Company’s fiscal year. The Consent provides an extension of time for the delivery of the Quarterly Financial Statements and Compliance Certificate required for the fiscal quarters ended June 30, 2006 and, if necessary, September 30, 2006 until December 15, 2006 subject to certain terms and conditions as set forth therein.
     The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the full text of such Consent, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     10.1 — Consent to Extension Agreement dated October 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.
Date: October 13, 2006	By:	/s/ Karl B. Wagner
		Name:	Karl B. Wagner
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent to Extension Agreement dated October 13, 2006.

4